Exhibit 99.1

Xtant Medical Announces Second Quarter 2022 Financial Results

BELGRADE, MT, August 4, 2022 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today reported financial and operating results for the second quarter ended June 30, 2022.

“We are pleased to have achieved our highest revenue quarter since the start of the pandemic. Our second quarter revenue increased 2% over the same prior year period, including 8% year-over-year growth in our biologics business, which was fueled by strong demand for our new biologics products and expansion of our distributor network,” said Sean Browne, President and CEO of Xtant Medical. “On the strength of our four key growth pillars, our strategic initiatives are gaining traction, giving us greater confidence regarding our future prospects. Despite the impact on our business from the broader supply chain and macroeconomic challenges, our team continues to execute in bringing life changing orthobiologics and spinal implant systems to patients in need.”

Second Quarter 2022 Financial Results

Second quarter 2022 revenue was $15.3 million, compared to $14.9 million for the same quarter in 2021. The increase in revenue is attributed primarily to introductions of new products and increased private label and original equipment manufacturer (OEM) sales.

Gross margin for the second quarter of 2022 was 54.8%, compared to 63.5% for the same period in 2021. The decrease is primarily attributable higher product costs and increased charges for excess and obsolete inventory.

Operating expenses for the second quarter of 2022 totaled $9.7 million compared to $10.0 million for the second quarter of 2021. The decrease was primarily due to legal settlement expenses in 2021, partially offset by higher sales and marketing expenses in 2022.

Second quarter 2022 net loss totaled $1.7 million, or $0.02 per share, compared to the second quarter 2021 net loss of $0.7 million, or $0.01 per share.

Non-GAAP Adjusted EBITDA for the second quarter of 2022 totaled a loss of $0.4 million, compared to Non-GAAP Adjusted EBITDA of $0.9 million for the prior-year period. The Company defines Adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income taxes, and as further adjusted to add back in or exclude, as applicable, non-cash compensation, separation related expenses, and litigation settlement reserves. A calculation and reconciliation of Adjusted EBITDA to net loss can be found in the attached financial tables.

Conference Call

Xtant Medical will host a webcast and conference call to discuss the second quarter 2022 financial results on Thursday, August 4, 2022 at 9:00 AM ET. To access the webcast, Click Here. To access the conference call, dial 877-407-6184 within the U.S. or 201-389-0877 outside the U.S. A replay of the call will be available at www.xtantmedical.com under “Investor Info.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the future success of the Company’s four key growth pillars and strategic initiatives and its future prospects. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; the ability to increase or maintain revenue; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of the COVID-19 pandemic and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) on March 8, 2022 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 anticipated to be filed with the SEC. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	As of June 30, 2022	As of December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$16,495	$18,243
Restricted Cash	352	144
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $510 and $552, respectively	8,600	7,154
Inventories	16,461	17,945
Prepaid and other current assets	424	844
Total current assets	42,332	44,330

Property and equipment, net	5,529	5,212
Right-of -use asset, net	1,033	1,258
Goodwill	3,205	3,205
Intangible assets, net	372	400
Other assets	242	287
Total Assets	$52,713	$54,692

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,043	$2,615
Accrued liabilities	4,538	4,349
Current portion of lease liability	479	462
Current portion of finance lease obiligations	60	31
Line of credit	3,736	3,620
Total current liabilities	11,856	11,077
Long-term Liabilities:
Lease liability, less current portion	598	842
Finance lease obligations, less current portion	213	103
Long-term debt, plus premium and less issuance costs	11,902	11,787
Total Liabilities	24,569	23,809

Stockholders' Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 87,313,701 shares issued and outstanding as of June 30, 2022 and 87,068,980 shares issued and outstanding as of December 31, 2021	-	-
Additional paid-in capital	267,252	266,068
Accumulated deficit	(239,108)	(235,185)
Total Stockholders’ Equity	28,144	30,883

Total Liabilities & Stockholders’ Equity	$52,713	$54,692

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Orthopedic product sales	$15,277	$14,942	$28,227	$27,451
Other revenue	-	33	9	66
Total Revenue	15,277	14,975	28,236	27,517

Cost of sales	6,903	5,460	12,302	9,911
Gross Profit	8,374	9,515	15,934	17,606

Gross Profit %	54.8%	63.5%	56.4%	64.0%

Operating Expenses
General and administrative	3,797	4,173	7,766	7,200
Sales and marketing	5,636	5,590	10,845	10,445
Research and development	241	243	454	458
Total Operating Expenses	9,674	10,006	19,065	18,103

Loss from Operations	(1,300)	(491)	(3,131)	(497)

Other Expense
Interest expense	(397)	(199)	(757)	(201)
Total Other Expense	(397)	(199)	(757)	(201)
Net Loss Before Provision for Income Taxes	(1,697)	(690)	(3,888)	(698)

Provision for Income Taxes	(13)	(43)	(35)	(64)
Net Loss	$(1,710)	$(733)	$(3,923)	$(762)

Net Loss Per Share:
Basic	$(0.02)	$(0.01)	$(0.04)	$(0.01)
Dilutive	$(0.02)	$(0.01)	$(0.04)	$(0.01)

Shares used in the computation:
Basic	87,313,701	86,707,286	87,252,521	83,993,159
Dilutive	87,313,701	86,707,286	87,252,521	83,993,159

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2022	2021
Operating activities:
Net loss	$(3,923)	$(762)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	599	731
Gain on disposal of fixed assets	(84)	(108)
Non-cash interest	116	16
Non-cash rent expense	(1)	5
Stock-based compensation	1,184	921
Provision for reserve on accounts receivable	143	(143)
Provision for excess and obsolete inventory	825	211

Changes in operating assets and liabilities:
Accounts receivable	(1,589)	38
Inventories	659	104
Prepaid and other assets	465	(29)
Accounts payable	428	(308)
Accrued liabilities	189	266
Net cash (used in) provided by operating activities	(989)	942
Investing activities:
Purchases of property and equipment	(810)	(1,079)
Proceeds from sale of fixed assets	165	125
Net cash used in investing activities	(645)	(954)
Financing activities:
Payments on financing leases	(22)	(34)
Costs associated with refinancing	-	(32)
Payments on long-term debt	-	(484)
Borrowings on line of credit	26,567	9,331
Repayments of line of credit	(26,451)	(9,009)
Proceeds from private placement, net of cash issuance costs	-	18,426
Net cash used in financing activities	94	18,198

Net change in cash and cash equivalents and restricted cash	(1,540)	18,186
Cash and cash equivalents and restricted cash at beginning of period	18,387	2,341
Cash and cash equivalents and restricted cash at end of period	$16,847	$20,527

Reconciliation of cash and restricted cash reported in the condensed consolidated balance sheets
Cash and cash equivelants	$16,495	$20,312
Restricted cash	352	215
Total cash and restricted cash reported in the condensed consolidated balance sheets	$16,847	$20,527

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net Loss	$(1,710)	$(733)	$(3,923)	$(762)

Depreciation and amortization	317	357	599	731
Interest expense	397	199	757	201
Tax expense	13	43	35	64
Non-GAAP EBITDA	(983)	(134)	(2,532)	234

Non-GAAP EBITDA/Total revenue	-6.4%	-0.9%	-9.0%	0.9%

NON-GAAP ADJUSTED EBITDA CALCULATION
Non-cash compensation	571	465	1,185	921
Separation-related expenses	-	-	3	-
Litigation reserve	-	550	-	550
Non-GAAP Adjusted EBITDA	$(412)	$881	$(1,344)	$1,705

Non-GAAP Adjusted EBITDA/Total revenue	-2.7%	5.9%	-4.8%	6.2%